Exhibit 3.81

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ERISK HOLDINGS, INC.

ERisk Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST: The name of the Corporation is ERisk Holdings, Inc. and the Corporation was originally organized an August 31, 1999 as a limited liability company pursuant to the Delaware Limited Liability Company Act wider the name ERS Holdings, LLC, and converted on May 16, 2001 into a corporation pursuant to the DGCL under the name ERisk Holdings, Inc.

SECOND: The Board of Directors of the Corporation (the Board of Directors”) duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the beat interests of the Corporation and its stockholders., and authorizing the appropriate officers of the Corporation to solicit the consent of the requisite stockholders therefore, which resolution setting forth the proposed amendment and restatement as follows:

ARTICLE I

The name of the Corporation is ERisk Holdings Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, zip code 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A.	Definitions. For purposes of this Article IV, capitalized terms not otherwise defined herein shall have the meaning set forth below.

1.	“Affiliate” shall mean, with respect to any specified Person, any Person that directly or through one or more intermediary controls or is controlled by or is under common control with the specified Person. As used in this definition, (a) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (b) the terra ‘Person” means an individual, partnership, joint verdure, association, corporation, trust, estate, ‘limited liability company, limited liability partnership or any other legal entity.

2.	“Excluded Securities” shall mean (i) equity securities of the Corporation tunable upon the exercise of options outstanding under the Corporation’s existing stock option plan as of the date hereof, (ii) up to 2,896,365 shares of Series E Preferred Stock issued pursuant to the Series. Preferred Stock Purchase Agreement dated as of May 16, 2001, between the Corporation and the purchasers signatory thereto, (iii) up to 1,970,488 shares of Series BE Preferred Stock issued pursuant to the Series BE Preferred Stock Purchase Agreement, dated as of May 9, 2003, between the Corporation and the purchasers signatory thereto, (iv) Equity incentive Plan Securities (as defined in the Stockholders Agreement) and (v) equity securities in a Qualified Public Offering.

3.	“Liquidation” shall mean (a) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or (b) any Sale of the Corporation. For the avoidance of doubt, the appointment of a Redemption Majority of the Board shall not be a liquidation” hereunder.

4.	“Qualified Public Offering” shall mean the consummation of a firm Commitment underwritten public offering of shares of the Corporation’s Common Stock in which the aggregate net proceeds to the Corporation (after deduction of underwriting discounts and commissions and expenses of the offering) shall he at least 540,000,000.

5.	“Sale of the Corporation” shall mean any acquisition, merger, reorganization, consolidation, sale pivoting control or sale of all or substantially all of the assets of the Corporation or other transaction which results in the Corporation’s beneficial owners as constituted immediately prior to such transaction, no longer holding at least 50% of the beneficial ownership of the resulting or acquiring entity.

6.	“Series C Holders” shall mean the holders of the Series C Preferred Stock outstanding at the applicable time.

7.	“Series D Holders” shall mean the holders of the Series D Preferred Stock outstanding at the applicable time.

8.	“Series D Threshold Amount” shall mean, within 36 months of the Series I) Issue Date, four times the Original Series I) Issue Price.

9.	“Series E Holders” shall me the holders of the Series E Preferred Stock • outstanding at the applicable time.

10.	“Series E Proportionate Percentage” shall mean the fraction, expressed as a percentage. the numerator of which is the number of shares of Series R Preferred Stock outstanding immediately prior to the consummation of a Liquidation and the denominator of which is the number of shares of all Common Stock (as defined below) and Preferred Stock (as defined below) outstanding immediately prior to the consummation of a Liquidation.

11.	“Series E Threshold Amount” shall mean, within 24 months of the Series E Issue Date, four times the Original Series E Issue Price

12.	“Series EE Holders” shall mean the holders of the Series EE Preferred Stock outstanding at the applicable time.

13.	“Stockholders Agreement” shall mean the Amended and Restated Stockholders Agreement, dated as of the date hereof, by and between the Corporation and the stockholders of the Corporation signatory thereto, as amended, restated, supplemented or otherwise modified from time to time.

B.	Authorized Shares. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 15,543,674 shares, of which (a) 2,405,000 shares shall be Series A common stock, par value $0.001 per share (the “Series A Common Stock”), (b) 1,870,000 stares shall be Series B common stock, par value 50.001 per share (the Series B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and (c) 11,268,674 shares shall be preferred stock, par value $0.001 per share (the “Preferred Stock”). All of such shares shall be issued as fully paid and non-assessable shares, and the bolder thereof shall not be liable for any further payments in respect thereof. Notwithstanding any other provision hereof and except as may be required by the DGCL, (i) the number of shares of Common Stock which the Corporation shall have the authority to issue may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the outstanding shares of Series A Common Stock and (ii) the number of shares of Preferred Stock which the Corporation shall have the authority to issue may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation, voting together as a single class, entitled to vote thereon.

C.	Rights, Preferences and Restrictions of Preferred Stock.

1.	The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and ail such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, preferences, rights and qualifications, limitations or restrictions thereof, and such distinctive serial designations, ell as shall be stated and expressed in this Amended and Restated Certificate of Incorporation or hereafter in any amendment thereto or in any resolution or resolutions adopted by the Board of Directors providing for the issue of such shares of Preferred Stock from time to time pursuant to authority to do so which is hereby vested in the Board of Directors.

2.	Each series of shares of Preferred Stock (a) may have such voting rights or powers, full or limited, or may be without voting rights or powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or nor cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of or upon any distribution of the assets of. the Corporation; (e) maybe made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price Or prices or at such rates of exchange and with such adjustments; (1) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation; and (k) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in this Amended and Restated Certificate of Incorporation, any amendment thereto or said solution or resolutions providing for the issue of such shares of Preferred Stock.

3.	Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of ?referred Stock may be made dependent upon facts ascertainable outside of this Amended and Restated Certificate of Incorporation, any amendment thereto or the resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock pursuant to the authority vested in the Board of Directors by this Section C, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights end qualifications. limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in this Amended and Restated Certificate of Incorporation, any amendment thereto or the resolution or resolutions providing for the issue of such Preferred Stock. The term “facts” as used in the preceding sentence shall have the meaning given to it in Section 151(a) of the DGCL.

4.	Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable have been converted into or exchanged for shares of any other class or chases. shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to any conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

D.	Series A Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Common Stock are as set forth below:

1.

Dividend Rights. Subject to the prior and superior rights of the Preferred Stock at the time outstanding and pari passu with the holders of the Series B Common Stock and the Equity Incentive Plan Securities at the time outstanding, the holders of the Series A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

2.	Liquidation Rights. Subject to the prior and superior rights of the Preferred Stock and the Equity Incentive Plan Securities at the time outstanding, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed ratably to the holders of the Series A Common Stock and holders of any other class a securities of the Corporation entitled to participate therein.

3.	Redemption. The Series A Common Stock is not redeemable.

4.	Voting Rights. The holder of each share of Series A Common Stock shall have the right to one vote for each such share, shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and applicable law, and shall be entitled to vote upon such matters and in such manner as may be provided by applicable law.

E.	Series B Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series B Common Stock are as set forth below:

1.	Dividend Rights. Subject to the prior and superior rights of the Preferred Stock at the time outstanding and with the holders of the Series A Common Stock and the Equity Incentive Plan Securities, the holders of the Series B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

2.	Liquidation Rights. Subject to the prior and superior rights of the Preferred Stock and the Equity Incentive Plan Securities at the time outstanding, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed ratably to the holders of the Series B Common Stock and holders of any other class of securities of the Corporation entitled to participate therein.

3.	Redemption. The Series B Common Stock is not redeemable.

4.	Voting Rights. Except as may be required by applicable law, the Series B Common Stock Shall not be entitled to vote on matters submitted to the stockholders of the Corporation and shall not be entitled to notice of any stockholders’ meetings.

F.	Series C Preferred Stock. Six Hundred Thousand (600,000) shares of the Preferred Stock authorized by this Amended and Restated Certificate of incorporation shall be designated as “Series C Preferred Stock.” The rights, preferences, privileges, and restrictions granted to and imposed on the Series C Preferred Stock are as ser forth below in this Article IV.F.

1.	Dividend Provisions. The Series C Holders shall be entitled to receive, when, as and if declared by the Board of Directors. In its discretion, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of the Original Series C Issue Price per share (accruing and compounding quarterly). The dividend on the Series C Preferred Stock shall be cumulative from February 14, 2000 (the “Series C Issue Date”), whether or not earned or declared and whether or not there arc net profits or assets of the Corporation legally available for the payment of such dividends. Such dividends shall be payable, in preference to any dividends on the Common Stock and the Equity incentive Plan Securities, to the Series C Holders of record as they appear on the stock books of the Corporation on such record dales, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The dividends provided for in this Article IV.F.I are hereinafter referred to as the “Series C Accrued Dividend.”

2.	Preference on Liquidation. In the event of any Liquidation, distributions to Series C Holders shall be made in the following manner;

(a)	After payment of the Series EE Preference Amount (as defined in Section H below) to the Series EE Holders, the Series E Preference Amount (as defined in Section H below) to the Series E Holders, the Series D Preference Amount (as defined in Section G below) to the Series D Holders and any liquidation preference that may be afforded to the Equity Incentive Plan Securities to the extent senior to the Series C Preference Amount (as defined below), the Series C Holders shall be entitled to receive, prior and in preference to any payment or distribution of any of the assets or surplus funds of the Corporation to holders of the Common Stock or any other securities of the Corporation, whether issued or to be issued in the future, ranking on Liquidation junior to the Series C Preferred Stock, by reason of their ownership of such stock, for each share of Series C Preferred Stock, an amount per share equal to the sum of $5.67 (the “Original Series C Issue Price”) plus any unpaid Series C Accrued Dividend thereon to the date of determination (together, the “Series C Preference Amount”), appropriately adjusted proportionately for any stock splits, stock dividends, stock combinations, reorganizations, recapitalizations and the like. If upon a Liquidation, the assets to be distributed among the Series C Holders and the holders of Equity Incentive Plan Securities shall be insufficient to permit payment in full of the Series C Preference Amount to the Series C Holders and any liquidation preference that may be afforded to the Equity Incentive Phil Securities to the extent pari passu with the Series C Preference Amount, then the entire remaining assets of the Corporation to be so distributed to the Series C Holders and the holders of Equity Incentive Plan Securities shall be distributed ratably among the Series C Holders and the holders of Equity Incentive Plan Securities.

(b)	After payment of the Series EE Preference Amount to the Series EE Holders, the Series E Preference Amount to the Series E Holders, the Series D Preference Amount to the Series D Holders, the Series C Preference Amount to the Series C Holders and any liquidation preference that may be afforded to the Equity Incentive Plan Securities, the Series C Holders will be entitled to share ratably with the holders of the Common Stock, Series EE Holders, Series E Holders, Series D Holders and holders of the Equity Incentive Plan Securities in al/ remaining assets end surplus funds of the Corporation.

3.	Voting Rights.

(a)	Except as otherwise required by law, or as set forth herein, each Series C Holder shall have (i) the right to one vote for each such share, (ii) voting rights and powers equal to the voting rights and powers of the Series A Common Stock, (iii) the right to receive notice of any stockholders’ mooing in accordance with, the Corporation’s Bylaws and applicable law and (iv) the right to vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by applicable law or this Amended and Restated Certificate of Incorporation to be submitted to a class Vote.

(b)	Until the consummation of a Qualified Public Offering, the Corporation shall not, and shall not permit any of its subsidiaries to, without first obtaining the affirmative vote or written consent of the holders of a majority of the Series C Preferred Stock then outstanding:

(i)	amend or modify this Amended and Rotated Certificate of Incorporation, including, but not limited to, the creation of additional classes or scrim of securities of the Corporation;

(ii)	reclassify, combine, split, subdivide, redeem (other than redemptions of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series EE Preferred Stock permitted in this Amended and Restated Certificate of Incorporation and of the Equity Incentive Plan Securities) or repurchase any equity security of the Corporation;

(iii)	enter into a Liquidation;

(iv)	grant, issue or sell any equity securities of the Corporation or other securities convertible or exercisable into equity securities of the Corporation, other than Excluded Securities;

(v)	declare or pay any dividend with respect to equity securities of the Corporation (other than dividends with respect to the Series D Preferred Stock, Series E Preferred Stock and Series EE Preferred Stock); or

(vi)	establish, or continue the existence of, any committee of the Board of Directors with the power to approve any of the foregoing.

Notwithstanding the foregoing, (x) the affirmative vote or written Consent of the holders of a majority of the Series C Preferred Stock then outstanding shall not be required pursuant to Article IV.F.3(b)(iii) in the event of a liquidation in connection with a redemption of Series EE Preferred Stock or Series E Preferred Stock pursuant to Article IV.H. 4 or IV.H.5 or Series E Preferred Stock pursuant to Article IV.G4, and (y) immediately following the exercise of the right of the Senior Majority (as defined below) to appoint that number of directors that will constitute a majority of the Board of Directors pursuant to Section 2.5 of the Stockholders Agreement and Article IV.H.5(b)(iii) hereof (the “Redemption Majority of the Board”), the affirmative vote or written consent of the holders of a majority of the Series C Preferred Stock then outstanding shall not be required for the Corporation to take any actions or action (A) pursuant to Article and (B) pursuant to Article IV.P.3(b)(i), (ii), (iv) and (vi); provided, however, that lithe Corporation bas neither consummated a Sale of the Corporation nor entered into a definitive agreement for the Sale of the Corporation by the one (1) year anniversary of the appointment of the Redemption Majority of the Board, clause (y)(B) above shall no longer be of any force or effect as of such time.

4.	Redemption.

(a)	Subject to the provisions of Article IV.F.4(b) hereof and subject to the payment in full of all amounts to be made to the Series BE Holders pursuant to Articles IV.H.4 or IV.H.5, the Series B Holders pursuant to Articles IV.H.4 or IV.H.5 and the Series D Holders pursuant to Article IV.G.4, each Series C Holder (including his estate, guardian, trustee or custodian, as the case may be), shall have the right, exercisable after the fifth anniversary of the Series C Issue Date, to require the Corporation to redeem (subject to the legal availability of funds therefore), all or any portion of such Series C Holder’s shares of Series C Preferred Stock, at a price per share equal to the Original Series C Issue Price (as adjusted to reflect any stock split, combination, recapitalization, dividend or distribution subsequent to the date hereof) plus any unpaid Series C Accrued Dividend thereon to the date of redemption (the “Series C Redemption Price”).

(b)

(i)	In the event a Series C Holder desires to have its shares of Series C Preferred Stock redeemed pursuant to Article IV.F.4(a) hereof, notice of such redemption shall be given by such Series C Holder by first class mail, postage paid, mailed not less than 15 days nor more than 60 days prior to the redemption date to the Corporation at the Corporation’s principal offices (the “Series C Redemption Notice”).

(ii)	Each Series C Redemption Notice shall state (i) the redemption date and (ii) the Series C Redemption Prim The Series C Redemption Price shall be payable in three equal annual installments on the redemption date specified in the Series C Redemption Notice and on the first and second anniversary thereof, The Series C Accrued Dividend shall continue to accrue with respect to the unpaid portion of the Series C Redemption Price. Upon redemption, all rights of the Series C Holder in the shares of Series C Preferred Stock so redeemed (except the right to receive from the Corporation the unpaid portion of the Series C Redemption Price) shall cease and the shares of Series C Preferred Stock so redeemed shall have the status of authorized and unissued shares of Preferred Stock consistent with Article IV.C.4.

(iii)	Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, no shares of Series C Preferred Stock shall be redeemed by the Corporation unless 30 days’ prior written notice (the “Series C Notice Period”) of such redemption is given to all Series D Holders, Series E Holders and Series EE Holders and each such Series D Holder, Series E Holder and Series BE Holder shall be entitled to exercise Its redemption rights and to receive payment therefore prior to the conclusion of the Series C Notice Period.

G.	Series D Preferred Stock. One Million Pour Hundred Ninety Seven Thousand (1,497,000) shares of the Preferred Stock authorized by this Amended and Restated Certificate of Incorporation shall be designated as “Series D Preferred Stock.” The rights, preferences, privileges, and restrictions granted to and imposed on the Series D Preferred Stock are as set forth below in this Article IV.G.

1.	Dividend Provisions. The Series D Holders shall be entitled to receive, when, as and if declared by the Board of Directors, in its discretion out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 8% of the Original Series D Issue Price per share (accruing and compounding quarterly). The dividend on the Series D Preferred Stock shall be cumulative from June 21, 2000 (the “Series D Issue Date”), whether or act earned or declared and whether or not there are net profits or assets of the Corporatism legally available for the payment of such dividends. Such dividends shall be payable, in preference to any dividends on the Series C Preferred Stock, Common Stock and Equity Incentive Plan Securities, to the Series D Holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof as shall be fixed by the Board of Directors. The dividends provided for in this Article IV.G.1 are hereinafter referred to as the “Series D Accrued Dividend.”

2.	Preference on Liquidation. In the event of any liquidation, distributions to the Series D Holders shall be made in the following manner:

(a)	After payment of the Series EE Preference Amount (as defined in Section H) to the Series BE Holders, the Series B Preference Amount (as defined in Section H) to the Series E Holders and any liquidation preference that maybe afforded to the Equity Incentive Plan Securities to the extent senior to the Series D Preference Amount (as defined below), the Series D Holders shall be entitled to receive, prior and in preference to any payment or distribution of any of the assets or surplus funds of the Corporation to the Series C Holders and holders of Common Stock or any other securities of the Corporation, whether issued or to be issued in the future, ranking on Liquidation junior to the Series I) Preferred Stock, by reason of their ownership of such stock, an amount equal to $9.70 per share of Series D Preferred Stock (the “Original Series D Issue Price”) plus any unpaid Series D Accrued Dividend thereon to the date of determination (together, the “Series D Preference Amount”) appropriately adjusted proportionately for any stock splits, stock dividends, stock combinations, reorganizations,

(b)	Until the consummation of a Qualified Public Offering, the Corporation shall not, arid shall not pew* any of its subsidiaries to, without first obtaining the affirmative vote or written consent of the holders of a majority of the Series D Preferred Stock then outstanding:

(i)	amend or modify this Amended and Restated Certificate of Incorporation, including, but not limited to, the creation of additional classes or series of securities of the Corporation;

(ii)	reclassify, combine, spilt, subdivide, redeem (other” than redemptions of the Series C Preferred Stock, Series 1) Preferred Stock, Series E Preferred Stock and Series EE Preferred Stock permitted in this Amended and Restated Certificate of incorporation and of the Equity Incentive Plan Securities) or repurchase any equity security of the Corporation;

(iii)	enter into a Liquidation;

(iv)	grant, issue or sell any equity securities of the Corporation or other securities convertible or exercisable into equity securities of the Corporation, other than Excluded Securities;

(v)	declare or pay any dividend with respect to equity securities of the Corporation (other than dividends with respect to the Series EE Preferred Stock, Series E Preferred Stock or Series D Preferred Stock);

(vi)	Create (including designating the preferences, tights or privileges of a security), issue or obligate the Corporation to issue, any securities which have equal or greater preferences, rights or privileges than the Series D Preferred Stock (other than the Series EE Preferred Stock, Series E Preferred Stock and Equity Incentive Plan Securities);

(vii)	approve an annual operating plan and budget of the Corporation; or

(viii)	establish, or continue the existence of, any committee of the Board of Directors with the power to approve any of the foregoing.

Notwithstanding the foregoing, (x) the affirmative vote or Written consent of the holders of a majority of the Series D Preferred Stock shall not be required pursuant to this Article IV.G.3(b) in the event that the Corporation undertakes (i) a Qualified Public Offering or (ii) a Liquidation (A) which results in the receipt by tire Series D Holders of an amount per share equal to or greater than the Series D Threshold Amount or (B) in connection with a redemption of Series PE Preferred Stock and Series E Preferred Stock pursuant to Miele IV.H.4 or IV.H.5; and immediately following the appointment by the Senior Majority of a Redemption Majority of the Board, the affirmative vote or written consent of the holders of a majority of the Series D Preferred Stock then outstanding shall not be required for the Corporation to take any actions or action (A) pursuant to Article IV.G.3(b)(iii) and (B) pursuant to Mick IV.G.3(b)(i), (ii), (iv), (v) and (vi); provided, however, that if the Corporation has neither consummated a Sale of the Corporation nor entered into a definitive agreement for the Sale of the Corporation by the one (1) year anniversary of the appointment of the Redemption Majority of the Board, clause (y)(B) above shall no longer be of any force or effect as of such time.

3.	Redemption.

(a)	Subject to the provisions of Article W.G.4(b) hereof and subject to the payment in fall of all amounts to be made to the Series EE Holders pursuant to Articles IV.H.4 or IV.H.5 and the Series E Holders pursuant to Articles IV.H.4 or IV.H.5, each Series D Holder (including his estate, guardian, trustee or custodian. as the can maybe), shall have the right, exercisable alter the fourth anniversary of the Series n Issue Date, to require the Corporation to redeem (unless otherwise prohibited by applicable law), all or any portion of such Series I) Holder’s shares of Series D Preferred Stock, at a price per share equal to the Original Series D Issue Price (as adjusted to reflect any stock split, combination, recapitalization, dividend or distribution subsequent to the date hereof) plus any unpaid Series D Accrued Dividend thereon to the date of redemption (the “Series D Redemption Price”).

(b)

(i)	In the event a Series D Holder desires to have its shares of Series D Preferred Stock redeemed pursuant to Article IV.G.4(a) hereof notice of such redemption shall be given by such Series D Holder by first class mail postage paid, mailed not less than 15 days nor more than 60 days prior to the redemption date to the Corporation at the Corporation’s principal offices (the “Series D Redemption Notice”).

(ii)	Each Series D Redemption Notice shall state (i) the redemption date and (ii) the Series D Redemption Price. The Series D Redemption Price shall be payable in three equal annual installments on the redemption date specified in the Series D Redemption Notice and on the first and second anniversary thereof. The Series D Accrued Dividend shall continue to accrue with respect to the unpaid portion of the Series D Redemption Price. Upon redemption, all rights of the Series D solder in the shares of Series D Preferred Stock so redeemed (except the right to receive from the Corporation the unpaid portion of the Series t) Redemption Price) shall cease and the shares of Series D Preferred Stock so redeemed shall have the status of authorized and unissued shares of Preferred Stock consistent with Article IV.C.4.

(iii)	Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, no shares of Series D Preferred Stock shall be redeemed by the Corporation unless 30 days’ prior written notice (the series Notice period”) of such redemption is given to all Series RE Holders and Series E Holders and each such Series EE Holder and Series E Holder shall be entitled to exercise its redemption rights and to receive payment therefore prior to the conclusion of the Series D Notice Period.

H.	Series E Preferred Stock. Series EE Preferred Stock. Two Million Eight Hundred Ninety Six Thousand Three Hundred Sixty Five (2,896,365) shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation shall be designated as “Series E. Preferred Stock.” One Million Nine Hundred Seventy Thousand Four Hundred Eighty-Eight (1.970,488) shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation shall be designated as “Series EE Preferred Stock.” The rights, preferences, privileges, and restrictions granted to and imposed on the Series E Preferred Stock and Series EE Preferred Stock are as set forth below in this Article IV.H.

1.	Dividend Provisions.

(a)	Series E Preferred Stock Dividends. The Series E Holders shall be entitled to receive, when, as and if declared by the Board of Directors, in its discretion, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 2% of the Original Series E Issue Price per share (accruing and compounding quarterly). The dividend en the Series E Preferred Stock shall be cumulative from May 16, 2001 (the “Series E Issue Date), whether or not earned or declared and whether or not there are net profits or assets of the Corporation legally available for the payment of such dividends. Such dividend shall be payable, pari passu passe with any dividends on the Series EE Preferred Stock and in preference to any dividends on the Series 1) Preferred Stock, Series G Preferred Stock, Common Stock and Equity Incentive Plan Securities, to the Series E Holders of record as they appear on the stock books of the Corporation on such record dates. not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The dividends provided for in this Article IV.H.1(a) are hereinafter referred to as the “Series E Accrued Dividend.”

(b)	Series EE Preferred Stock Dividends. The Series EE Holders shall be entitled to receive, when, as and if declared by the Board of Directors, in its discretion, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 8% of the Original Series EE Issue Price per share (accruing and compounding quarterly). The dividend on the Series EE Preferred Stock shall be cumulative from the date hereof (the Series EE Issue Date”), whether or not earned or declared and whether or nor there are net profits or Assets of the Corporation legally available for the payment of such dividends Such dividend shall be payable pari passu with any dividends on the Series E Preferred Stock and in preference to any dividends on the Series D Preferred Stock, Series C Preferred Stock, Common Stock and Equity Incentive Plan Securities, to the Series RE Holders of record as they appear on the Stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The dividends provided for in this Article IV.H.1(b) are hereinafter referred to as the “Series EE Accrued Dividend.”

2.	Preference on Liquidation. In the event of any Liquidation, distributions to the Series E Holders and Series EE Holders shall he made in the following manner:

(a)	Series E Preference.

(i)	The Series E Holders shall be entitled to receive pari passu with the payment of the Scrim EE Preference Amount to the Series EE Holders and any liquidation preference that maybe afforded to the Equity Incentive Plan Securities to the extent pari passu with the Series E Preference Amount (u defined below) and prior and in preference to arty payment or distribution of any of the assets or surplus funds of the Corporation to the Series 13 Holders, Series C Holders and holders of-Common Stock or any other securities of the Corporation., whether issued or to be issued in the future, ranking on Liquidation junior to the Series E Preferred Stock, by reason of their ownership of such stock, an amount squat to $3.452605 per share of Series E Preferred Stock (the ‘Original Series E Issue Price”) multiplied by two (2) plus any unpaid Series E Accrued Dividend thereon to the date of determination (together, the “Series E Preference Amount”) appropriately adjusted proportionately for any stock splits, stock dividend* stock combinations, reorganizations, recapitalizations and the like. if upon a Liquidation, the assets to be distributed among the Series E Holder; the Series EE Holders and the holders of Equity Incentive Plan Securities shall be insufficient to permit payment in full of the Series E Preference Amount to the Series E Holders, the Series BE Preference Amount to the Series EE Holders and any liquidation preference that may be afforded to the Equity Incentive Km Securities to the extent pari passu with the Series B Preference Amount and the Series BE Preference Amount, as the case may be, and only to the extent that such Equity Incentive Plan Securities are entitled to receive any amounts at all, then the entire remaining assets of the Corporation to be so distributed to the Series E Holders, the Series EE Holders and the holders of Equity Incentive Plan Securities shall be distributed ratably among the Series E Holders, the Series EL Holders and the holders of Equity Incentive Plan Securities.

(ii)	After payment of the Series BE Preference Amount to the Series EE Holders, the Series E Preference Amount to the Series E Holders, the Series D Preference Amount to the Series D Holders, the Series C Preference Amount to the Series C Holders and any liquidation preference that may be afforded to the Equity incentive Plan Securities, the Series E Holders will be entitled to share ratably with the holders of the Common Stock, Series EE Holders, Series D Holders, Series C Holders and holders of the Equity Incentive Plan Securities in all retraining users and surplus funds of the Corporation.

(iii)

Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, in the event of a Liquidation which would result in, after (i) payment of the Series EE Preference Amount to the Series EL Holders, the Series E Preference Amount to the Series E Holders. the Series D Preference Amount to the Series D Holders, the Series C Preference Amount to the Series C Holders and any liquidation preference that maybe afforded to the Equity Incentive Plan Securities and (ii) payment upon distribution of the remaining assets and surplus funds of the Corporation to the Series EE Holders, Series E Holders, Series D Holders, Series C Holders, holders of the Common Stock and holders of the Equity Incentive Plan Securities, the Series E Holders receiving for each share of Series E Preferred Stock, an amount, in cash or marketable securities, equal to or greater than the Series E Threshold Amount, if any, the Series E Holder shall not receive the Series E Preference Amount or share in the remaining assets and surplus funds of the Corporation pursuant to clause (ii) above, but shall instead receive the Series E Threshold Amount; provided however that in no event shall the Series E Holders receive, in the aggregate, an amount less than the Series E Proportionate Percentage of such cash or marketable securities distributed in such Liquidation; provided, however, that this Section (iii) shall be of no further force or effect after the 24 month anniversary of the Series E Issue Date.

(b)	Series EE Preference.

(i)	The Series EE Holders shall be entitled to receive pari passu with the payment of the Series E Preference Amount to the Series E Holden and any liquidation preference that maybe afforded to the Equity Incentive Plan Securities to the went pari passu with the Series EE Preference Amount (as defined below) and prior and in preference to any payment or distribution any of the assets or surplus finds of the Corporation to the Series D Holders, Series C Holders and holders of Common Stock or any other securities of the Corporation, whether issued or to be issued in the future, ranking on Liquidation junior to the Series EE Preferred Stock, by reason of their ownership of such stock, an amount equal to St 5224635 per share of Series BE Preferred Stock (the “Original Series EE Issue Price”) multiplied by three (3) plus any unpaid Series EE Accrued Dividend thereon to the date of determination (together, the “Series Preference Amount) appropriately adjusted proportionately for any stock splits, stock dividends, stock combinations, reorganizations, recapitalizations and the like. If upon a Liquidation, the users to be distributed among the Series BE Holders, the Series E Holders and the holders of Equity Incentive Plan Securities shall be insufficient to permit payment in full of the Series BE Preference Amount to the Series EE Holders, the Series E ?reference Amount to the Series B Holders and any liquidation preference that may be afforded to the Equity Incentive Plan Securities to the extent pari passu with the Series EE Preference Amount and the Series E Preference Amount, as the CM may be, and only to the extent that such Equity Incentive Plan Securities arc entitled to receive any amounts at all, then the entire remaining assets of the Corporation to be so distributed to the Series BE Holders, the Series E Holders and the holders of Equity Incentive Plan Securities shall be distributed ratably among the Series EE Holders, the Series E Holders and the holders of Equity Incentive Plan Securities.

(ii)	After payment of the Series EE Preference Amount to the Series EE Holders, the Series E Preference Amount to the Series E Holders, the Series D Preference Amount to the Series D Holders, the Series C Preference Amount to the Series C Holders and any liquidation preference that may be afforded to the Equity Incentive Plan Securities, the Series BE Holders will be entitled to share ratably with the holders of the Common Stock, Series E Holders, Series D Holders, Series C Holders and holders of the Equity Incentive Plan Securities in all remaining assets and surplus funds of the Corporation.

3.	Voting Rights.

(a)	Except as otherwise required by law, or as set forth herein, each Series E Holder and Series EE Holder shall have (I) the right to one vote for each such share, (ii) voting rights and powers equal to the voting rights and powers of the Common Stock, (W) the right to receive notice of any stockholders” meeting in accordance with the Corporation’s bylaws and applicable law and (iv) the right to vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by applicable law or this Amended and Restated Certificate of Incorporation to be submitted to a class vote.

(b)	Until the consummation of a Qualified Public Offering, the Corporation shall not, and shall not permit any of its subsidiaries to, without first obtaining the affirmative vote or written consent of the holders of a majority of the shares of Series E Preferred Stock and Series EE Preferred Stock Then outstanding. voting together as a single class:

(i)	amend or modify this Amended and Restated Certificate of Incorporation, including, but not limited to, the creation of additional classes or series of securities of the Corporation;

(ii)	reclassify, combine, split, subdivide, redeem or repurchase any equity security of the Corporation;

(iii)	enter into a Liquidation;

(iv)	grant, issue, sell or register for sale any equity securities of the Corporation or other securities convertible or exercisable into equity securities of the Corporation (including any sale by the Corporation or any holder of any security of the Corporation if such sale would result in, or otherwise constitute, the initial public offering of the Corporation’s equity securities), other than Excluded Securities;

(v)	declare or pay any dividend with respect to equity securities of the Corporation;

(vi)	create (including designating the preferences, rights or privileges of a security), issue or obligate the Corporation to issue, any securities which have equal or greater preferences, rights or privileges than the Series E Preferred Stock and/or the Series EE Preferred Stock (other than the Equity Incentive Plan Securities);

(vii)	approve an annual operating plan and budget of the Corporation;

(viii)	increase or decrease the number of directors comprising the Board of Directors;

(ix)	incur any indebtedness for borrowed money in excess of $500,000 after the date hereof at any time outstanding (other than borrowings approved by the Board of Directors, including the Series E Directors end Series EE Director (as defined in the Stockholders Agreement));

(x)	acquire the stock, units or assets of any third party outside the ordinary course of the Corporation’s business;

(xi)	acquire or dispose of any material assets of the Corporation outside the ordinary course of the Corporation’s business;

(xii)	grant any right to any of the Corporation’s intellectual property outside the ordinary course of business;

(xiii)	enter into any material transaction with en Affiliate of the Corporation or any officer, director or security holder of the Corporation or any of their Affiliates (other than customary agreements regarding employment); or

(xiv)	establish, or continue the existence of, any committee of the Board of Directors with the power to approve any of the foregoing.

Notwithstanding the foregoing, (x) the Series E Holders shall not be entitled to vote or consent pursuant to this Article IV.H.3(b) in the event that the Corporation undertakes (A) a Qualified Public Offering at a per share price of at least four times the Original Series E Issue Price or (B) a Liquidation which results in the receipt by the Series E Holders of an amount per share equal to or greater than the Series E Threshold Amount. if any and (y) the Series EE Holders shall not be entitled to vote or consent pursuant to Article IV.H.3(b) in the event that the Corporation undertakes a Qualified Public Offering at a per share price of at least four timer the Original Series EE Issue Price.

4.	Individual Holder Redemption.

(a)

Subject to the last sentence of this Article IV.H.4(a) and the provisions of Article IV.H.4(b), each holder of Series E Preferred Stock and/or Series BE Preferred Stock (including his estate, guardian, trustee or custodian, as the ease may be), shall have the right, exercisable after the third anniversary of the Series E Issue Date and prior to the delivery so the Corporation of a Senior Majority Redemption Notice (as defined below), to require the Corporation to redeem (unless otherwise prohibited by applicable law), all or any portion of such holder’s shares of Series B Preferred Stock or Series BE Preferred Stock, as the case may be, at a price per share equal to the greater of (i) the fair market value (as determined by the Board of Directors) as of such time of determination of a share of Series B Preferred Stock or Series BE Preferred Stock, as applicable, and (ii) the Series E Preference Amount or Series RE Preference Amount, as applicable (the “Senior Redemption Price”). Notwithstanding anything to the contrary herein, the obligation of the Corporation to redeem any Series E Preferred Stock or Series EE Preferred Stock under this Article IV.H.4 shall cease and be of no further force or effect, whether or not a Senior Redemption Notice (as defined below) has bete delivered to the Corporation, upon the delivery to the Corporation of a Senior Majority Redemption Notice pursuant to Article IV.H.5.

(b)

(i)	In the event a Series E Holder or Series EE Holder desires to have its shares of Series E Preferred Stock or Series EE Preferred Stock, as the case maybe, redeemed pursuant to Article V.H.4(a) hereof notice of such redemption shall be given by such holder by first class mail, postage paid, mailed not less than 15 days nor more than 60 days prior to the redemption date to the Corporation at the Corporation’s principal offices (the “Senior Redemption Notice”).

(ii)	Each Senior Redemption Notice shall state (i) the redemption date and (ii) the applicable Senior Redemption Price. The applicable Senior Redemption Price shall be immediately due and payable on the redemption date specified in the Senior Redemption Notice. The Series E Accrued Dividend or Series EE Accrued Dividend, as the case may be, shall continue to accrue with respect to the unpaid portion of the Senior Redemption Price. Upon redemption, all rights of the Series EE Holder in the shares of Series a Preferred Stock and the Series E Holder in the shares of Series E Preferred Stock so redeemed (except the right to receive from the Corporation the unpaid portion of the Senior Redemption Price) shall cease and the shares of Series EE Preferred. Stock and Series E Preferred Stock so redeemed shall have the status of authorized and unissued shares of Preferred Stock consistent with Article IV.C.4.

(iii)	Notwithstanding anything contained in this Article IV.H.4.(b) to the contrary, in the event that the Corporation receives a Senior Redemption Notice and the Board of Directors, in its reasonable opinion, determines that the Corporation must effect a liquidation in order to pay the Senior Redemption Price, the Corporation shall, within 5 days of delivery of the Senior Redemption Notice, deliver to the Series E Holder or Series EE Holder, as the case may be, a certificate signed by the chief financial officer of the Corporation (or, in the case of his absence, any other authorized officer of the Corporation) certifying that such Senior Redemption Mee cannot be paid without causing a Liquidation (a “Liquidation Notice”) and the Corporation shall have a period of 120 days from the date such Senior Redemption Notice was delivered to pay the Senior Redemption Price to such Series E Holder or Series EE Holder, as the case may be; provided however, that in the event the Corporation does not deliver a timely Liquidation Notice, then the Senior Redemption Price shall be due and payable in full on the redemption date set forth in the Senior Redemption Notice.

5.	Majority Redemption.

(a)	Subject to the provisions of Article IV.H.5(b) hereof, the holders of a majority of the Series E Preferred Stock and Series EE Preferred Stock voting together as a single class (the “Senior Majority), shall have the right, exercisable after the third anniversary of the Series E issue Date, to require the Corporation to redeem (unless otherwise prohibited by applicable law). all of the Series E Preferred Stock and Series BE Preferred Stock, at the applicable Senior Redemption Price for each of the Series E Preferred Stock and Series EE Preferred Stock.

(b)

(i)	In the event the Senior Majority desires to have the shares of Series E Preferred Stock and Series EE Preferred Stock redeemed pursuant to Article IV.H.5(a) hereof notice of such redemption shall be given by the Senior Majority by first class mail, postage paid, mailed not less than 15 days nor more than 60 days prior to the redemption dare to the Corporation at the Corporation’s principal offices (the “Senior Majority Redemption Notice”).

(ii)	Each Senior Majority Redemption Notice shall state (1) the redemption date and (ii) the applicable Senior Redemption Price for each of the Series E Preferred Stock and Series BE Preferred Stock. The applicable Senior Redemption Price shall be immediately due and payable on the redemption date specified in the Senior Redemption Notice. The Series E Accrued Dividend and the Series EE Accrued Dividend shall continue to accrue with respect to the unpaid portion of the applicable Senior Redemption Price. Upon redemption, all rights of the Series EE Holders in the shares of Series BE Preferred Stock and the shares of Series E Holders in the Series E Preferred Stock so redeemed (except the right to receive from the Corporation the unpaid portion of the applicable Senior Redemption Price) ‘ha cease and the shares of Series EE Preferred Stock and Series E Preferred Stock so redeemed shall have the status of authorized and unissued shares of Preferred Stock consistent with Article IV.C.5.

(iii)	Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, in the event that the Corporation receives a Senior Majority Redemption Notice and the Board of Directors, in its reasonable opinion, determines that the Corporation must effect a Liquidation in order to pay the applicable Senior Redemption Price for each of the Series Preferred Stock end Series EE Preferred Stock, then (A) the Corporation shall, within 5 days of delivery of the Senior Majority Redemption Notice, deliver to the Series E Holders and the Series EE Holders a certificate signed by the chief financial officer of the Corporation (or, in the case of his absence, any other authorized officer of the Corporation) certifying that the applicable Senior Redemption Prices cannot be paid without causing a Liquidation (a “Senior Liquidation Notice”), and (B) von the earlier to occur of (1) the Series E Holders and the Series EE Holders receipt of the Senior Liquidation Notice or (2) the fifth day following delivery of the Senior Majority Redemption Notice, the Senior Majority shall immediately have the right to appoint the Redemption Majority of the Board. The Corporation’s obligation to redeem the shares of Series EE Preferred Stock and Series B Preferred Stock pursuant to this Article IV.H.5 and pay the Series BE Holders and Series E Holden the applicable Senior Redemption Price Shall remain in full force and effect.

ARTICLE V

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE VI

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Article VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as maybe designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

A director of the Corporation shell not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the. director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Ankle IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE X

To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (end any other persons to which Delaware law ➢ permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders a disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware (statutory or non-statutory) law, with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any repeal or modification of any of the foregoing provisions of this Article X shall not adversely affect my right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

ARTICLE XI

Pursuant to Section 242 of the DGCL, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the warm now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

CERTIFICATION OF DESIGNATION, NUMBER OF POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER RIGHTS OF

SERIES F PREFERRED STOCK

OF

ERISK HOLDINGS, INC.

ERisk Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly held on November 5, 2004, adopted the following resolution:

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) is authorized by the Amended and Restated Certificate of Incorporation to issue up to 11,268,674 shares of preferred stock in one or more series and, in connection with the creation of any series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the series and the qualifications, limitations or restrictions thereof; and

WHEREAS, it is the desire of the Board of Directors, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock, classes of such series of preferred stock and the number of shares constituting such classes;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.

Name:	David Gilbert
Title:	President and Chief Executive Officer

Attest:

Name:	Ethan Klemperer
Title:	Senior Vice President Finance

ANNEX A

SERIES F PREFERRED STOCK

1.	DESIGNATION AND AMOUNT.

Two Million Ninety Nine Thousand Two Hundred Ninety Two (2,099,292) shares of Preferred Stock authorized by the Amended anti Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 12, 2003 (the “Charter”) shall be designated as “Series F Preferred Stock.” Notwithstanding anything to the contrary contained in the Charter, the Series F Preferred Stock shall be the “Equity Incentive Plan Securities” as referred to in the Charter and the Stockholders’ Agreement, dated May 9, 2003, among the Corporation and the stockholder identified therein (the “Stockholders’ Agreement”). Unless defined elsewhere herein, capitalized terms shall have the meanings specified in the Charter. The rights, preferences, privileges, and restrictions granted to and imposed on the Series .F Preferred Stock are as set forth below:

2.	DIVIDENDS.

Subject to the prior and superior rights of the Series EE Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock at the time outstanding and pasi passu with the holders of the Series A Common Stock and Series B Common Stock at the time outstanding, the holders of the Series F Preferred Stock (the “Series F Holders”) shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

3.	LIQUIDATION PREFERENCE.

(i) The Series F Holders shall be entitled to receive pari passu with the payment of the Series EE Preference Amount to the Series EE Holders and the Series E Preference Amount to the Series E Holders and prior and in preference to any payment or distribution of any of the assets or surplus funds of the Corporation to the Series D Holders, Series C Holders and holders of Common Stock or any other securities of the Corporation, whether issued or to be issued in the future, ranking on Liquidation junior to the Series F Preferred Stock, by reason of their ownership of such stock, an amount per share of Series F Preferred Stock equal to the quotient obtained by dividing (a) an amount equal to 18.135% of the Aggregate Net Proceeds (as defined in the Stockholders’ Agreement) in excess of $18,000,000 resulting from a Liquidation by (b) the number of shares of Series F Preferred Stock outstanding immediately prior to such Liquidation (the “Series F Preference Amount”) appropriately adjusted proportionately for any stock splits, stock dividends, stock combinations, reorganizations, recapitalizations and the like. If upon a Liquidation, the assets to be distributed among the Series F Holders, the Series E Holders and the Series EE Holders shall be insufficient to permit payment in full of the Series F Preference Amount to the Series F Holders, the Series E Preference Amount to the Series E Holders and the Series EE Preference Amount to the Series EE Holders, then the entire remaining assets of the Corporation to be so distributed to the Series E Holders, the Series F Holders, the Series EE Holders shall be distributed ratably amount the Series F Holders, the Series E Holders and the Series EE Holders.

(ii) After payment of the Series F Preference Amount to the Series F Holders, the Series EE Preference Amount to the Series EE Holders, the Series E Preference Amount to the Series E Holders, the Series D Preference Amount to the Series D Holders and the Series C Preference Amount to the Series C Holders, the Series F Holders will be entitled to share ratably with the holders of the

Common Stock, Series EE Holders, Series E Holders, Series D Holders and Series C Holders in all remaining assets and surplus funds of the Corporation.

4.	VOTING RIGHTS.

Except as may be required by applicable law, the Series F Preferred Stock shall not be entitled to vote on matters submitted to the stockholders of the Corporation and shall not be entitled to notice of any stockholders’ meetings.

5.	REDEMPTION.

The Series F Preferred Stock is not redeemable.

CERTIFICATION OF DESIGNATION, NUMBER OF POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER RIGHTS OF

SERIES F PREFERRED STOCK

OF

ERISK HOLDINGS, INC.

ERisk Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly held on November 5, 2004, adopted the following resolution:

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) is authorized by the Amended and Restated Certificate of Incorporation to issue up to 11,268,674 shares of preferred stock in one or more series and, in connection with the creation of any series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the series and the qualifications, limitations or restrictions thereof; and

WHEREAS, it is the desire of the Board of Directors, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock, classes of such series of preferred stock and the number of shares constituting such classes;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.

Name:	David Gilbert
Title:	President and Chief Executive Officer

ATTEST:

Name:	Ethan Klemperer
Title:	Senior Vice President - Finance

CERTIFICATE OF MERGER

OF

RISK ANALYSIS INC.

WITH AND INTO

ERISK HOLDINGS, INC.

Pursuant to

Section 251 of the General Corporation Law of the State of Delaware

The undersigned, an officer of ERisk Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

1.	That the name and state of incorporation of the constituent corporations are as follows:

(a)	ERisk Holdings, Inc., a Delaware corporation (“ERisk”); and

(b)	Risk Analysis Inc., a Delaware corporation (“Merger Sub”).

2.	That a Merger Agreement, dated as of November 8, 2005 (the “ Merger Agreement”), by and among SunGard Data Systems, Inc., a Delaware corporation (“Parent”), Merger Sub, a Delaware corporation and an indirect wholly owned subsidiary of Parent, ERisk and the principal stockholders of Erisk signatory thereto, pursuant to which Merger Sub will merge with and into ERisk (the “‘Merger”) so that the separate existence of Merger Sub will cease as soon as the Merger becomes effective, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Sections 251 and 22S of the General Corporation Law of the State of Delaware.

3.	The surviving corporation shall be ERisk.

4.	That the Certificate of Incorporation of ERisk, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article I of the Certificate of Incorporation is hereby amended to change the name of ERisk to SunGard ERisk Inc.

5.	That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation: 1500 Broadway, 18th Floor, New York, New York 10036.

6.	That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the 8th day of November, 2005.

ERISK HOLDINGS, INC.

By:
Name:	David Gilbert
Title:	President and Chief Executive Officer